ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number 20090493544-00
Ross Miller Secretary of State State of Nevada	Filing Date and Time 06/19/2009 9:33 AM
	Entity Number E0333012009-6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: URBAN TANTRA INTERNATIONAL, INC.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: BUDGET CORP
Name

[ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address ____ City ____ Nevada Zip Code ____

Mailing Address (if different from street address) ____ City ____ Nevada Zip Code ____

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 500,000,000 Par value per share: $ 0.001 Number of shares without par value: ____

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) ANDREW MCLAUGHLIN
Name
1521 ALTON ROAD, SUITE 153 | MIAMI BEACH | FL | 33139
Street Address | City | State | Zip Code

2) ____
Name
Street Address | City | State | Zip Code

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:
PURCHASE AND MANAGEMENT OF REAL ESTATE

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

ANDREW MCLAUGHLIN
Name
X Andrew McLaughlin
Incorporator Signature
1521 ALTON ROAD, SUITE 153 | MIAMI BEACH | FL | 33139
Address | City | State | Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X Tracey Padilla, Pres
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

June 17, 2009
Date

This form must be accompanied by appropriate fees.

Reset

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **URBAN TANTRA INTERNATIONAL, INC.**, did on June 19, 2009, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on June 19, 2009.

ROSS MILLER
Secretary of State

Certified By: Diana Speltz
Certificate Number: C20090619-1216
You may verify this certificate
online at **http://www.nvsos.gov/**